Exhibit A-1

                           FIRSTENERGY SOLUTIONS CORP.
                                  Balance Sheet
                               September 30, 2002
                           ---------------------------
                                   (Unaudited)


ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                   $   7,761
   Receivables:
     Customers                                                   217,111
     Associated companies                                        150,897
     Other                                                        20,915
   Notes receivable from associated companies                       -
   Material and supplies                                          20,169
   Prepayments and other                                          36,543
                                                                --------
                                                                 453,396
                                                                --------
PROPERTY, PLANT AND EQUIPMENT:
   In service                                                      9,620
   Less: Accumulated provision for depreciation                    2,347
                                                                --------
                                                                   7,273
   Construction work in progress                                     297
                                                                --------
                                                                   7,570
                                                                --------
INVESTMENTS:
   Pension investments                                               440
   Other                                                          42,179
                                                                --------
                                                                  42,619
                                                                --------
DEFERRED CHARGES:
   Goodwill                                                       23,974
   Other                                                          40,112
                                                                --------
                                                                  64,086
                                                                --------
      TOTAL ASSETS                                             $ 567,671
                                                                ========


LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Notes payable to associated companies                       $ 271,921
   Accounts payable
     Other                                                       181,316
     Associated companies                                        189,416
   Accrued taxes                                                   1,808
   Accrued interest                                                 -
   Other                                                          41,019
                                                                --------
                                                                 685,480
                                                                --------
CAPITALIZATION:
   Common stockholders' equity                                  (122,704)
   Long-term debt                                                   -
                                                                --------
                                                                (122,704)
                                                                --------
DEFERRED CREDITS:
   Accumulated deferred income taxes                             (14,729)
   Accumulated deferred investment tax credits                      -
   Other postretirement benefits                                   5,479
   Other                                                          14,145
                                                                --------
                                                                   4,895
                                                                --------
      TOTAL LIABILITIES & CAPITALIZATION                       $ 567,671
                                                                ========


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                                                                     Exhibit A-1

                           FIRSTENERGY SOLUTIONS CORP.
                               Statement of Income
                           ---------------------------
                                   (Unaudited)


                                           Three Months      Nine Months
                                              Ended             Ended
                                           Sept 30,2002     Sept 30, 2002
                                           ------------     -------------

REVENUES                                    $1,131,849        $ 2,777,384

EXPENSES:

   Fuel, purchased power and gas             1,125,919          2,716,530
   Other operating expenses                     29,917            140,200
   Provision for depreciation
      and amortization                             690              1,700
   General taxes                                 1,158              3,245
                                             ---------         ----------
      Total expenses                         1,157,684          2,861,675
                                             ---------         ----------

EQUITY IN SUBSIDIARY EARNINGS                   10,873             30,212
                                             ---------         ----------

INCOME/(LOSS) BEFORE INTEREST
  & INCOME TAXES                               (14,962)           (54,079)

NET INTEREST CHARGES:

   Interest expenses                             1,457              5,136
   Capitalized interest                             (8)               (40)
                                             ---------          ---------
      Net interest charges                       1,449              5,096
                                             ---------          ---------

INCOME TAXES                                   (10,893)           (36,045)
                                             ---------          ---------

NET INCOME/(LOSS)                          $    (5,518)       $   (23,130)
                                             =========          =========